Exhibit 23.1

              [Letterhead of  DANZIGER HOCHMAN PARTNERS LLP]

         CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On The Go Healthcare, Inc.
85 Corstate Avenue, Unit #1
Concord, Ontario  L4K 4Y2


We consent to the incorporation by reference in this Registration Statement on Form S-8 of On The Go Healthcare, Inc. of our report, dated October 15, 2007 relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-KSB of On The Go Healthcare, Inc. for the year ended July 31, 2007.


/s/ Danziger Hochman Partners LLP
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Danziger Hochman Partners LLP
Toronto, Canada

February 26, 2008


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